UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 15, 2023

DigitalOcean Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40252		45-5207470
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

101 6th Avenue	New York	New York	10013
(Address of Principal Executive Offices)			(Zip Code)
(646) 827-4366
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000025 per share	DOCN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
DigitalOcean, LLC, a subsidiary of DigitalOcean Holdings, Inc. (the “Company”), entered into an amendment dated as of September 15, 2023 (the “Amendment”) to its Employment Agreement with W. Matthew Steinfort, the Company’s Chief Financial Officer, dated as of November 15, 2022 (the “Employment Agreement”), to amend Mr. Steinfort’s compensation and severance benefits.
Pursuant to the terms of the Amendment, Mr. Steinfort’s annual base salary was increased from $450,000 to $540,000 and Mr. Steinfort’s target bonus opportunity was increased from 70% to 80% of his annual base salary. Mr. Steinfort will also receive a restricted stock unit award valued at $2.6 million, subject to the Company’s standard vesting schedule and subject to his continued service.
Furthermore, for a period of two (2) years from the effective date of the Amendment, if Mr. Steinfort’s employment is terminated without “cause” or he resigns for “good reason” (each as defined in the Employment Agreement), Mr. Steinfort is entitled to the following enhanced severance benefits: (1) severance pay equal to 100% of his then-current base salary for a period of twelve (12) months; (2) reimbursement of COBRA premiums for Mr. Steinfort and his eligible dependents from the last day of employment until the earlier of: (i) twelve (12) months, or (ii) the time Mr. Steinfort accepts employment with another employer that provides comparable benefits; and (3) 100% of the shares subject to equity awards granted to Mr. Steinfort that would have been scheduled to vest over the twelve (12) month period following the termination date will accelerate and vest on the termination date. Following such two (2) year period, Mr. Steinfort’s severance benefits will revert to those set forth in the Employment Agreement.
The foregoing summary is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and which is incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Employment Agreement between DigitalOcean, LLC and W. Matthew Steinfort, dated September 15, 2023.
104	Cover Page Interactive File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 19, 2023	DigitalOcean Holdings, Inc.
		By:	/s/ W. Matthew Steinfort
W. Matthew Steinfort, Chief Financial Officer